QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5.1

Western Gas Resources, Inc.
12200 N. Pecos Street
Denver, CO 80234

                      December 21, 2001

Western Gas Resources, Inc.
12200 North Pecos Street
Denver, Colorado 80234

Gentlemen:

    I am the general counsel for Western Gas Resources, Inc., a Delaware corporation (the "Corporation"), and am delivering this opinion in connection with the preparation of the Registration Statement on Form S-8 of the Corporation (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), relating to the registration by the Corporation of an aggregate of 300,000 shares of the Corporation's common stock, par value $.10 per share (the "Common Stock"), to be issued pursuant to options granted under the Employment Agreement, dated October 15, 2001, between Peter A. Dea and the Corporation (the "Employment Agreement") and the Stock Option Agreement, dated November 1, 2001, between Peter A. Dea and the Corporation (the "Option Agreement" and, together with the Employment Agreement, the "Agreements").

    This opinion is being delivered in accordance with the requirements of Item 601 (b) (5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used herein but not otherwise defined herein have the meaning ascribed to them in the Registration Statement.

    In connection with this opinion, I have examined the originals or copies certified or otherwise authenticated to my satisfaction of such corporate records of the Corporation, of certificates of public officials and of officers of the Corporation, and of other agreements, instruments or documents as I have deemed necessary as a basis for the opinions contained herein. I have also reviewed the Registration Statement.

    In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Corporation, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon certificates, statements and representations of officers, trustees and other representatives of the Corporation and others.

    I am a member of the Bar of the State of Colorado and do not express any opinion as to the laws of any other state or jurisdiction. Insofar as opinions herein expressed relate to matters governed by Delaware law, I have relied solely upon a reading of applicable statutes and records of the Corporation and certificates of public officials.

    Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I advise you that, in my opinion:

    1.  The Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

    2.  The shares of Common Stock initially issuable pursuant to the Agreements have been duly authorized by the Corporation and, when issued and sold by the Corporation in accordance with the provisions of the Agreements, will have been validly issued and will be fully paid and non-assessable.

    I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to me under the heading "Legal Matters" and under the heading "Interests of Named Experts and Counsel" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. As of December 21, 2001, I owned 41,887 shares of Common Stock and options to purchase 68,900 shares of Common Stock.

                      Respectfully submitted,
                      /s/ John C. Walter, Esquire

                      John C. Walter, Esquire
                      General Counsel

QuickLinks

  EXHIBIT 5.1